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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on form S-3, of our report dated February 21, 2001 (except with respect to the matters discussed in Note 12, as to which the date is March 19, 2001) included in Bio Technology General Corp.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                   /s/ Arthur Andersen LLP

                                                   Arthur Andersen LLP

July 18, 2001
New York, New York